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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


                        Aspen Insurance Holdings Limited
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Bermuda                                 Not Applicable
    ------------------------------                   -------------------
    (Jurisdiction of Incorporation                      (IRS Employer
           or Organization)                          Identification No.)

                                  Victoria Hall
                               11 Victoria Street
                                 Hamilton HM 11
                                     Bermuda

                    (Address of Principal Executive Offices)

If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
    of the Exchange Act and is effective              of the Exchange Act and is effective
pursuant to General Instruction A.(c), check      pursuant to General Instruction A.(d), check
          the following box. [ x ]                           the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-110435

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which Each
  Title of Each Class to be so Registered    Class is to be Registered
-------------------------------------------  -----------------------------------

Ordinary Shares, Par Value 0.15144558(cents)     New York Stock Exchange
     per share (the "Ordinary Shares")

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Ordinary Shares to be registered hereunder is set forth under the captions "Description of Share Capital" and "Shares Eligible for Future Sale" in the registrant's registration statement on Form F-1, Registration No. 333-110435, filed with the Securities and Exchange Commission on November 12, 2003, and thereafter amended and supplemented (the "Registration Statement"), which description is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

ITEM 2. EXHIBITS

Not applicable.



































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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 ASPEN INSURANCE HOLDINGS LIMITED


                                 By: /s/ Julian Cusack
                                     ------------------------
                                     Julian Cusack
                                     Chief Financial Officer


                                 DATED: November 25, 2003













































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